                                                                   EXHIBIT 10.27


                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (this "AGREEMENT") is made and entered into as of the 8th day of August, 2001 (the "EFFECTIVE DATE"), by and between:
(1)(a) Source-Myco, Inc., a Delaware corporation ("Myco"); (b) Source-Yeager Industries, Inc., a Delaware corporation ("Yeager"); and (c) Source-Huck Store Fixture Company, a Delaware corporation ("Huck"); (each of Myco, Yeager and Huck are sometimes referred to herein individually as a "Seller" or collectively, the "Sellers"), (2) The Source Information Management Company, a Missouri corporation ("Source"), the parent corporation of Myco, Yeager and Huck; and (3) BFG Holdings 2001, L.L.C., a Delaware limited liability company ("PURCHASER").

1. PURCHASE AND SALE OF PROPERTIES.


         On the terms and conditions stated in this Agreement, each Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from such Seller all of such Seller's following described property:

         1.1 Land. Each Seller's respective fee simple interest in and to the following tracts of land (collectively, the "Land") as more particularly and legally described on the Exhibits referred to below:


Seller            Address                              County and State           Exhibit       Referred To As:
------            -------                              ----------------           -------       ---------------
Myco              1122 Milford Ave.                    Winnebago County,             A-1        the "Myco Land"
                  Rockford, IL  61109                  Illinois

Yeager            2001 West Erie Ave.                  Philadelphia County,          A-2        the "Yeager Land"
                  Philadelphia, PA  19140              Pennsylvania

Huck              1100 North 28th St.                  Adams County, Illinois        A-3        the "Quincy Land"
                  28th Street and Lind
                  28th Street and Cherry
                  Quincy, IL  62301

Huck              2025 Kansas                          City of Carson City,          A-4        the "Carson City
                  961 Fairview                         Nevada                                   Land"
                  Carson City, NV  89701

, each of the foregoing, together with all respective rights and appurtenances pertaining to such land, including, without limitation, all of such Seller's right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all easements, privileges, and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, utility, and solar rights.

         1.2 Improvements. All buildings and all other improvements and structures constructed on:

                  (i)      the Myco Land (the "Myco Improvements");

                  (ii)     the Yeager Land (the "Yeager Improvements");

                  (iii)    the Quincy Land (the "Quincy Improvements"); and



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                  (iv)     the Carson City Land (the "Carson City
                           Improvements").

         1.3 Fixtures. All fixtures (other than trade fixtures) included in the Myco Improvements, Yeager Improvements, Quincy Improvements and Carson City Improvements and used in connection with the complete and comfortable use, enjoyment and occupancy of the Property, as opposed to the conduct of a particular business therein. The foregoing shall not include, without limitation, any equipment, supplies, inventory or other personal property (whether or not affixed to the Properties) and used in conjunction with the particular business of the Seller.

         1.4 Certain Definitions. For purposes hereof: (i) the Myco Land and Myco Improvements are referred to herein as the "Myco Property"; (ii) the Yeager Land and Yeager Improvements are referred to herein as the "Yeager Property"; and (iii) the Quincy Land, Carson City Land, Quincy Improvements and Carson City Improvements are referred to herein as the "Huck Properties". For purposes hereof, the Myco Property, Yeager Property and Huck Properties are referred to as the "Properties" or singularly as a "Property."

2. SPECIAL PROVISIONS APPLICABLE BECAUSE OF MULTIPLE SELLERS AND MULTIPLE PROPERTIES.

         2.1 For convenience, the parties have included all four (4) Properties and all four (4) Sellers in a single contract, however, it is understood and agreed that this transaction consists of essentially four (4) separate sales by four (4) separate Sellers and shall be construed as four (4) separate sales by four (4) separate Sellers at all times, whether or not so expressed, when interpreting, applying and enforcing the terms of this Agreement. Accordingly, notwithstanding any provision in this Agreement to the contrary, each Seller shall only be legally obligated to keep, observe and perform the terms, covenants and agreements set forth herein relating to its Property, whether or not it is expressly so stated herein. Likewise, the representations and warranties provided herein by Sellers shall be interpreted as provided only on a property-by-property basis by each Seller as it relates to its Property; and, accordingly, no Seller by entering into this Agreement, shall be deemed to have made any representation, covenant and/or warranties as to any of the other Properties being sold pursuant to this Agreement, whether or not expressly so stated. Purchaser, therefore, agrees that in the event that a claim arises in favor of Purchaser with respect to a specific Property, then only the Seller of that Property shall be liable for that claim, and with respect to that claim Purchaser hereby releases and covenants not to sue any Seller who is not an owner of the Property that is the subject of the claim. This release and covenant not to sue shall survive any termination of this Agreement and shall survive Closing.

         2.2 Notwithstanding any provision in this Agreement to the contrary, in no event shall Purchaser be entitled to purchase, or Sellers be entitled to sell, less than all four (4) of the Properties at the Closing.

3. PURCHASE PRICE AND DEPOSIT.

         3.1 Payment. The aggregate purchase price (the "PURCHASE PRICE") for the Property will be the sum of Twenty-Six Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four and No/100 Dollars ($26,333,334.00). The Purchase Price shall be allocated among the Property as mutually agreed by the parties and consistent with the appraisals to be obtained by Purchaser. Such allocation shall be attached hereto in the form of a completed Exhibit B on or before the Closing. The Purchase Price will be payable by: (i) wire transfer of immediately available funds at the Closing in the amount of Twenty Million and No/100 Dollars ($20,000,000.00) (the "Cash Payment of the Purchase Price") in accordance with the wiring instructions provided by Source to Purchaser on or before the Closing, and (ii) delivery by



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Purchaser of a Promissory Note in the form of and for the amount as shown on
Exhibit C attached hereto (the "Note").

         3.2 Deposit.

                  3.2.1 Within three (3) Business Days (as defined in Section 16.11) following the Effective Date of this Agreement, Purchaser shall deposit with Stewart Title of California, at its location at 505 North Brand Blvd., Suite 800, Glendale, California 91203, Attn.: Claudia Queen (the "ESCROW AGENT") the sum of One Hundred Thousand and no/100 Dollars ($100,000.00) in the form of cash (together with all interest thereon, the "INITIAL DEPOSIT"). Prior to making the Initial Deposit, Seller, Purchaser and the Escrow Agent shall enter into an escrow agreement substantially in the form of Exhibit E attached hereto (the "ESCROW AGREEMENT"). Purchaser shall deposit an additional sum of One Hundred Thousand and no/100 Dollars ($100,000.00) with Escrow Agent by the expiration of the Study Period (as defined in Section 6.1) as an additional deposit (together with all interest thereon, the "ADDITIONAL DEPOSIT"), provided Purchaser has not terminated this Agreement pursuant to Article 6. The Initial Deposit and the Additional Deposit are herein collectively referred to as the "DEPOSIT." Purchaser's failure timely to deposit any amount required pursuant to this Section 3.2.1 (but in the case of the Additional Deposit, only if Purchaser does not terminate this Agreement pursuant to Article 6) shall be deemed a default under this Agreement entitling Sellers immediately to exercise their remedies under Section 12.2.

                  3.2.2 Escrow Agent shall place the Deposit in an interest-bearing escrow account at a federally-insured commercial bank acceptable to Sellers and Purchaser. The Escrow Agent shall hold the Deposit in accordance with this Agreement and the Escrow Agreement. At Closing, Escrow Agent shall deliver the Deposit to Seller and credit it against cash payment of the Purchase Price due at Closing as required by Section 3.1(i).

4. TITLE AND SURVEY.

         4.1 State of Title to be Conveyed. Title to the Property shall be conveyed to Purchaser at Closing in fee simple by Corporation Grant Deed with respect to the Carson City Land and the Carson City Improvements, otherwise by Special Warranty Deed (in each case, the "Deed"), free and clear of any and all liens, mortgages, deeds of trust, security interests and other encumbrances, except for (i) those items approved or deemed approved by Purchaser pursuant to
Section 4.2, and (ii) the lien of real estate taxes not yet due and payable. The items referred to in clauses (i) and (ii) above and those matters deemed to be Permitted Exceptions pursuant to Section 4.2 below are hereinafter referred to as the "PERMITTED EXCEPTIONS."

         4.2 Title Commitment and Survey. Purchaser, at Sellers' expense, shall promptly after the Effective Date order a title commitment for the Property, together with copies of all instruments referred to in said title commitment, and a survey of the Property, copies of all of which shall promptly be provided to Source. Purchaser shall notify Source in writing of any title matters listed in the title commitment or matters depicted on the survey of which Purchaser disapproves (the "TITLE Objections"). Any matters to which Purchaser does not object as provided above shall be deemed to be Permitted Exceptions. In the event Purchaser so notifies Source of any Title Objections within a reasonable period of time, but in no event less than five (5) Business Days prior to the expiration of the Study Period, Source shall notify Purchaser in writing prior to the expiration of the Study Period whether it will attempt to eliminate or cure such disapproved matters or to make arrangements to have such disapproved matters eliminated, cured, or removed of record from title by bonding or otherwise at or prior to the Closing. If Source fails to notify Purchaser that it is willing to attempt to eliminate or cure such matters, then Source



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and Sellers shall be deemed to have elected not to take such action, in which event all parties shall be released and discharged of any further liability and the Deposit shall be returned to Purchaser.

         4.3 Failure to Cure Title Objections. If Source indicates that it will attempt to eliminate or cure all such disapproved matters, or make arrangements to have all such matters eliminated, cured or removed of record from title, prior to or at the Closing but fails to do so, Purchaser shall have the right, at its option, to terminate this Agreement by giving written notice of such election to Source. Upon the giving of such notice by Purchaser to Source, this Agreement shall terminate and the Deposit shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further rights or obligations under this Agreement except for any obligations that expressly survive termination. In no event shall any Seller have any liability to Purchaser for any failure to cure or eliminate any disapproved title matter.

5. PROPERTY INFORMATION.

         5.1 Within ten (10) days following the Effective Date of this Agreement, each Seller shall deliver, or otherwise make available as appropriate, to Purchaser, for Purchaser's review, copies of the following documents relating to the Property, to the extent in such Seller's possession (collectively, the "PROPERTY INFORMATION"):

                  5.1.1 "As-built" floor plans and specifications.

                  5.1.2 Site Plans (including parking).

                  5.1.3 "As-built" ALTA survey of the property.

                  5.1.4 Current map indicating location of subject property and comparable properties if available.

                  5.1.5 Recent photographs (color) of all facilities (interior).

                  5.1.6 Street level photographs of building exterior.

                  5.1.7 Brief description of the property including square footage, number and type of units, year built and/or renovated, description of construction details, HVAC, and parking information (including number of total spaces, covered and handicapped spaces).

                  5.1.8 List of rent comparable for local area properties, including description, location, rental rates, occupancy, unit type, amenities and photos.

                  5.1.9 List of sales comparables for local area properties, including description, location, gross income, net operating income, sales price, cap rate, and date of sale.

                  5.1.10 Demographic information on both the immediate and general area.

                  5.1.11 Current Phase I Environmental report.

                  5.1.12 Current Engineering Report.

                  5.1.13 Copies of tax bills for the last three (3) years.

                  5.1.14 Certificates evidencing all current insurance coverage on the property (Accord 25 and 27).



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                  5.1.15 Copies of all warranties - applicable to the
improvements on the property.

                  5.1.16 Copies of licenses and permits required for the operation of the property (including certificates of occupancy, if any).

                  5.1.17 Description, summary, and status of all known Property Code Violations and/or Litigation affecting the Property.

                  5.1.18 Corporate brochures of Tenant, including history of Seller/Tenant.

                  5.1.19 Seller/Tenant's financials (10Ks or annual financial statements and/or annual reports) for the last three (3) years, along with Tenant's most recent 10Q.


         Purchaser shall keep such Property Information confidential, and no Seller makes any representation or warranty as to the truth or accuracy of the Property Information provided to Purchaser, except as otherwise expressly provided in this Agreement. If Closing does not occur for any reason whatsoever, all Property Information and any tests and studies performed by Purchaser pursuant to Article 6 shall be returned promptly to the appropriate Seller and otherwise in accordance with the LOI.

6. STUDY PERIOD, ACCESS AND CONTINGENCY PERIOD.

         6.1 Study Period. During the period commencing on the Effective Date and ending on the earlier of ten days following the date Purchaser completes its Due Diligence or forty six (46) days after the Effective Date (the "Study Period"), Purchaser will have the right, upon delivering notice and receiving approval as provided in Section 6.2, to enter the Property for the sole purpose of conducting and completing such investigations, inspections, audits, analyses, surveys, tests, examinations, studies, engineering reports and appraisals of the Property (collectively, the "Due Diligence"), as Purchaser deems necessary or desirable, at Purchaser's sole cost and expense, in order to determine if the Property is suitable for Purchaser's purposes, including, without limitation, suitability such that Purchaser is in receipt of written confirmation of the availability to Purchaser of purchase money financing in form and substance acceptable to Purchaser. Purchaser will endeavor to complete its Due Diligence as expeditiously as practicable.

         6.2 Access. To facilitate the Due Diligence contemplated in this
Article 6, each Seller will provide Purchaser and Purchaser's agents and representatives access to the Property. Purchaser will conduct any such investigations, inspections, audits, analyses, surveys, tests, examinations, studies, and appraisals only upon prior written or telephonic notice to a Representative of Seller (as defined below) and on the Business Days and during the normal business hours as approved by a Representative of Seller (which approval shall not be unreasonably withheld, delayed or conditioned). Purchaser will use reasonable efforts to minimize interference with (i) each Seller's operations at the Property, and (ii) the rights or possession of any tenant(s) on the Property. Purchaser shall not contact any tenants directly. Purchaser shall not materially alter or disturb the Property in any manner whatsoever, and Purchaser shall not permit any mechanics' liens to be filed against the Property or any part thereof. For purposes of this Section 6.2, a "Representative of Seller" shall be Norman Raben or Mary Yurcheniuk and notices, if in writing, shall be delivered to 10 East 40th Street, Suite 3110, New York, NY 10016 (facsimile number 212-683-7254) or, if by telephonic request, to 212-683-0376 (extension 104, Norman Raben, or 130, Mary Yurcheniuk).

         6.3 Indemnity. Purchaser agrees to indemnify, defend and hold each Seller harmless from and against any and all liens, claims, or damages of any kind or nature whatsoever, including, without limitation, any and all demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys' fees suffered, incurred or sustained by such Seller as a result of, by reason of, or in connection with any of Purchaser's activities under this Article 6. Purchaser will promptly restore the Property substantially to its condition before any damage that may have been caused by Purchaser or Purchaser's agents or representatives in the conduct of the review. Notwithstanding anything set forth herein to the contrary, the indemnification and restoration obligations of Purchaser in this Section 6.3 will survive Closing or the earlier termination, for any reason, of this Agreement.

         6.4 Option to Terminate. If for any reason whatsoever in Purchaser's sole and absolute discretion Purchaser elects not to proceed with the transaction contemplated by this Agreement, then Purchaser may terminate this Agreement by giving written notice to Source by the end of the Study Period in which event (i) within three (3) Business Days, all Property Information provided to Purchaser by the Sellers, including copies thereof in any form whatsoever, including electronic form, shall be returned to Source or the appropriate Seller, along with any and all tests and studies of the Property performed by or on behalf of Purchaser pursuant to this Article 6; and (ii) the parties will have no further rights or obligations under this Agreement, except for any obligations that expressly survive termination. If Purchaser fails to notify Source in writing before 4:30 P.M. Eastern Standard Time on the last day of the Study Period that Purchaser has elected to terminate this Agreement, then Purchaser shall be deemed to have elected not to terminate this Agreement. Upon the expiration of the Study Period, the Deposit shall become non-refundable except as otherwise provided herein.

         6.5 As Is, Where Is.

                  6.5.1 Except as provided in the respective representations and warranties of Sellers set forth in Section 7 of this Agreement and in each Seller's Deed to be delivered at Closing (collectively, the "EXPRESS REPRESENTATIONS"), no Seller makes, by the execution and delivery of this Agreement, and no Seller shall make, by the execution and delivery of any document or instrument executed and delivered in connection with Closing, any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to the Property, and all such warranties are hereby disclaimed.

                  6.5.2 Without limiting the generality of the foregoing, other than the Express Representations, no Seller makes, or shall make, any express or implied warranty as to matters of zoning, acreage, tax consequences, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Property (collectively, the "DISCLAIMED MATTERS").

7. REPRESENTATIONS AND WARRANTIES.

         7.1 Seller's Representations and Warranties. Each Seller makes the following representations and warranties, severally and not jointly and severally, with respect to the Property owned by such Seller, as of the date hereof and as of the Closing Date:

                  7.1.1 Title to the Property. Seller has good and marketable fee simple to the Land and Improvements and has the full and sole right, power and authority to sell, assign and convey the Property pursuant to this Agreement. Seller has not mortgaged, hypothecated, pledged or assigned all or any portion of Seller's estate, right, title and interest in and to the Property to any Person, except for Permitted Encumbrances and any encumbrances to be removed by Seller at or prior to Closing. No Person has any option or other right to purchase the Property.

                  7.1.2 No Space Lease. Except as provided on Schedule 7.1.2, there are no leases, subleases, license agreements, concession agreements or other agreements, oral or written, for the use or possession of any portion of the Property.

                  7.1.3 Litigation. There is no action, suit or proceeding either at law or in equity, or any arbitration proceeding or investigation, inquiry or other proceeding by or before any court or Governmental instrumentality, board, agency or the like now pending or, to the best of Seller's knowledge, threatened, affecting the Property or materially affecting any property or rights of Seller, nor is there any basis therefore. No material litigation has previously been settled or otherwise concluded which has, or is likely to have, any material adverse effect on the ability of Seller to perform the transactions contemplated hereby. No judgment, decree or order of any court or Government has been issued against or binds Seller which has, or is likely to have, any material adverse effect on the ability of Seller to perform the transactions contemplated hereby.

                  7.1.4 No Pending Takings. Other than Permitted Encumbrances, there is no pending or threatened condemnation, eminent domain or similar proceeding or assessment affecting the Property or any part thereof, nor to Seller's knowledge has any such proceeding or assessment been threatened by any Governmental authority. There are no federal, state, county or municipal plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property.

                  7.1.5 No Violations

                           7.1.5.1 To Seller's knowledge, there are no existing,
alleged or threatened material violations of laws, statutes, municipal ordinances, building codes, rules or regulations of any Government or any Governmental administrative or regulatory body, or of any fire regulations or insurance regulations, or any Requirements of Law, which affect the Property, including without limitation, the United States Occupational Health and Safety Act, as amended. To Seller's knowledge, the use and operation of the Property now are, and at the time of Closing will be, in material compliance with all Requirements of Law, including without limitation, all applicable point of sale laws, building codes, environmental, zoning and land use laws and regulations.

                           7.1.5.2 Certificates of occupancy for the
Improvements, to the extent required, have been issued by the appropriate Governmental authority, and the existing use and occupancy of the Improvements, if any, to Seller's knowledge, is in full compliance with the certificates of occupancy so issued.

                           7.1.5.3 Seller has no knowledge of any pending or
threatened proceedings to modify or amend any building code or zoning or land use law or regulation which affects the use of the Property.

                           7.1.5.4 Except as provided in the Myco Bond
Documents, no zoning or subdivision approval, use or occupancy permits, or any other approval of any Government or Governmental authority relating to the Property is based or conditioned upon any ownership of, or any possession of any rights in, any real property, easements or rights appurtenant to any real property, other than the Land.

                           7.1.5.5 Seller has not received any notice of any
kind from any Government or Governmental official alleging that Seller has failed to comply with any Requirements of Law.

                           7.1.5.6 Brokers. The only agent, broker, investment
banker or other Person acting on behalf of Seller or under the authority of Seller who is or will be entitled to any broker's commission or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated herein is NAI Investment Property Center. Seller shall indemnify, protect, defend and hold harmless Purchaser against or from all commissions or fees or claims for same, due to or claimed by any other broker or Person engaged by Seller or claiming to have dealt with Seller in connection with the Property.

                           7.1.5.7 Consents. Except as set forth on Schedule
7.1.5.7 , no consent of any Person not heretofore obtained is necessary to effectuate or perform this Agreement and the transactions herein contemplated. All permits, authorizations, licenses and approvals necessary for the operation of the Property have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the best of Seller's knowledge, threatened which may result in the revocation, cancellation or suspension, or any material modification of, any of the foregoing.

                           7.1.5.8 Effectiveness of Transactions. Purchaser will
acquire hereunder, and delivery of the documents required to be delivered hereby will suffice to vest in Purchaser, good and marketable title to, and the entire right, title and interest in, the Property, free and clear of all Liens, encumbrances, liabilities, agreements, leases, claims, rights, easements and restrictions, except for the Permitted Encumbrances.

                           7.1.5.9 Seller Not an Alien. Seller is not a
"nonresident alien," "foreign corporation," "foreign partnership," "foreign trust" or "foreign estate" within the meaning of the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

                           7.1.5.10 Existence and Authority of Seller.

                                    (i) Seller is, and will be on the Closing
Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has, and will have on the Closing Date, all necessary power and authority to (a) carry on the business for which Seller has been organized, (b) own and operate the Property, and (c) enter into this Agreement and perform Seller's obligations hereunder.

                                    (ii) All actions required to be taken under
Delaware law and Seller's by-laws to approve or authorize the execution of this Agreement and consummation of the transactions contemplated hereby have been taken.

                                    (iii) The execution of this Agreement and
the consummation of the transactions contemplated hereby constitute the valid and binding obligation of Seller, enforceable in accordance with its terms.

                                    (iv) Neither the execution of this Agreement
nor the consummation of the transactions contemplated hereby will constitute a violation of or be in conflict with or constitute a default under (or with the passage of time or delivery of notice, or both, would constitute a default under) any term or provision of any agreement, lease, or other instrument to which Seller is a party or by which the Property is bound.

                           7.1.5.11 Absence of Undisclosed Liabilities. At
Closing, Purchaser will have no liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, arising out of any transaction relating to the Property caused by any action of any Seller or Source, except as may arise under this Agreement or otherwise disclosed herein.

         7.2 Purchaser's Representations and Warranties. Purchaser represents to Sellers that, as of the Effective Date of this Agreement:

                  7.2.1 Organization. Purchaser is duly formed, validly existing and in good standing under the laws of the state of its organization.

                  7.2.2 Authority/Consent. Purchaser possesses all requisite power and authority, has taken or will by Closing have taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and the other agreements relating hereto and to consummate the transactions contemplated in this Agreement.

         7.3 Survival of Representations and Warranties. All representations and warranties made herein, other than the representation and warranty of each Seller contained in Section 7.1.1, shall survive the Closing for a period of one
(1) years. Each Seller's representation and warranty contained in Section 7.1.1 shall be merged into the Special Warranty Deed, or any other equivalent deed delivered to the Purchaser at the Closing.

         7.4 Indemnity by Seller. Seller, severally and not jointly and severally, shall indemnify, protect, defend and hold harmless Purchaser from and against any and all actions, suits, claims, liabilities, damages, losses, costs and expenses, including attorneys' fees, resulting from (a) any representations made by such Seller in this Agreement or made in any document or certificate delivered pursuant to this Agreement which are inaccurate or misleading, (b) any breach of any of such Seller's warranties made in this Agreement or any document or certificate delivered pursuant to this Agreement, (c) any liability of such Seller imposed upon Purchaser as a transferee of the Property of such Seller, except to the extent expressly assumed by Purchaser under this Agreement, (d) any breach or default in the performance or observance by such Seller of any of the covenants or other obligations which Seller is to perform or observe under this Agreement. This indemnity shall include actual damages only and shall exclude consequential losses or damages and punitive damages.


         Notwithstanding the foregoing, in the event of any breach of a representation or warranty made by Seller hereunder, which breach is required to be remedied by a Seller under the terms and conditions of the Lease between Purchaser and such Seller, Purchaser shall have no right to indemnification or any other remedy hereunder. Purchaser's sole remedy under such circumstances shall be as provided in the Lease.

         7.5 Indemnity by Purchaser. Purchaser shall indemnify, protect, defend and hold harmless each Seller and Source from and against any and all actions, suits, claims, liabilities, damages, losses, costs and expenses, including attorneys' fees, resulting from (a) any representations made by Purchaser in this Agreement or made in any document or certificate delivered pursuant to this Agreement which are inaccurate or misleading, (b) any breach of any of Purchaser's warranties made in this Agreement or any document or certificate delivered pursuant to this Agreement, (c) any breach or default in the performance or observance by Purchaser of any of the covenants or other obligations which Purchaser is to perform or observe under this Agreement. This indemnity shall include actual damages only and shall exclude consequential losses or damages and punitive damages.

8. COVENANTS OF EACH SELLER PRIOR TO CLOSING.

         8.1 Operation of Properties.

                  8.1.1 From the Effective Date until the Closing, each Seller shall continue to operate, maintain and repair its respective Property (Myco as to the Myco Property, Yeager as to the Yeager Property, and Huck as to the Huck Properties) in the ordinary course of business but shall not take any of the following actions after the date hereof without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed: (a) make or permit to be made any material alterations to or upon its respective Property, (b) enter into any contracts for the provision of services and/or supplies to its respective Property which are not terminable by Purchaser upon thirty (30) days prior written notice following the Closing, (c) except as provided below, enter into any leases with respect to such Property or any part thereof, (d) reduce in any material respect the level of maintenance to such Property, or (e) remove or permit the removal from such Property of any fixtures, mechanical equipment, or any other item included in such Property except when replaced with items of equal or greater quality and except for the use and consumption of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business.

                  8.1.2 Notwithstanding the foregoing, no Seller shall have any obligation to Purchaser to (a) bring its respective Property (Myco as to the Myco Property, Yeager as to the Yeager Property, and Huck as to the Huck Properties) into compliance with any laws or regulations applicable to such Property, (b) make any repairs or improvements to any portion of such Property that would improve the condition of such Property beyond the condition of the Property as it exists on the Effective Date, or (c) make or perform, during the term of this Agreement, any extraordinary repairs or maintenance.

         8.2 Receipt of Governmental Notices. Prior to Closing, Source shall provide Purchaser with copies of any written notices that any Seller receives with respect to (i) any condemnation or eminent domain proceedings affecting the Property, or (ii) any violation of any Environmental Law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property.

         8.3 Litigation. Source will advise Purchaser promptly of any litigation, arbitration proceeding or administrative hearing which concerns or affects any of the Properties in any manner and which is instituted after the Effective Date.

         8.4 Insurance. Prior to Closing, each Seller will maintain such Seller's existing insurance coverage with respect to its Property.

         8.5 Financial Statements. Within five (5) days following the Effective Date, Source shall be provided: (a) a balance sheet of BFG Holdings 2001, L.L.C. dated no earlier than May 31, 2001 and disclosing assets of more than $50,000,000.00, and (b) the most recent statement of income and expenses of BFG Holdings 2001, L.L.C.

9. CONDITIONS PRECEDENT TO CLOSING.

         9.1 Conditions Precedent to Purchaser's Obligations to Close. Purchaser's obligation to purchase the Properties is subject to satisfaction on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Purchaser in Purchaser's sole and absolute discretion.

                  9.1.1 Covenants and Obligations. Each Seller and Source shall have performed and observed in all material respects all of their respective covenants and obligations under this Agreement.

                  9.1.2 Representations and Warranties. All representations and warranties of each Seller set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

         9.2 Conditions Precedent to Seller's Obligation to Close. Seller's obligation to sell its Property is subject to satisfaction, on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Seller in Seller's sole and absolute discretion:

                  9.2.1 Covenants and Obligations. Purchaser shall have performed and observed, in all material respects, all covenants and obligations of Purchaser under this Agreement.

                  9.2.2 Representations and Warranties. All representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

                  9.2.3 Consents and Approvals. Myco and/or Source shall have received such consents, approvals, agreements, covenants and documents: (i) as required by that certain Credit Agreement by and between Source and Bank of America, N.A. dated December 22, 1999, and (ii) as required by Myco or Source, that certain Loan Agreement with the City of Rockford, Illinois, an Illinois municipality ("Issuer") dated as of January 1, 1995 (the "Loan Agreement"), relating to Issuer's Industrial Project Revenue Bonds, Series 1995 in the principal amount of $4,000,000.00 and the Project (as defined in such Loan Agreement) or Amalgamated Bank of Chicago, as trustee with respect to such Bonds. Myco and/or Source shall use their best efforts to obtain such approvals prior to Closing.

         9.3 Failure of a Condition.

                  9.3.1 In the event that any condition precedent to Closing has not been satisfied on or before the Closing Date, then the party whose conditions to Closing have not been satisfied (the "UNSATISFIED PARTY") shall give notice to the other of the condition or conditions which the Unsatisfied Party asserts are not satisfied. In such notice the Unsatisfied Party shall also elect either (i) to extend the Closing Date for a reasonable period of time (not to exceed twenty (20) days) to allow the other party to satisfy the condition, or (ii) to terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination), except if such failure of a condition is due to a default by one of the parties, in which event the non-defaulting party shall have those rights and remedies set forth in Article 12.

                  9.3.2 If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than any unmet or unsatisfied conditions arising out of a breach by either party of any of its representations and warranties hereunder of which the other party has no knowledge as of Closing.

10. CLOSING.

         10.1 Closing Date. The consummation of the transaction contemplated hereby (the "CLOSING") will take place at such location as is mutually agreeable to the Source and Purchaser, on the date that is thirty (30) days after the last day of the Study Period (or the next business day if such day is not a Business
Day) (the "CLOSING DATE"), unless Source and Purchaser mutually agree to an earlier or later date.

         10.2 Seller's Obligations at the Closing. At the Closing, each Seller will do, or cause to be done, the following:

                  10.2.1 Closing Documents. Each Seller shall execute, acknowledge (if necessary) and deliver originals of the following documents:

                           10.2.1.1 The appropriate Deed, it being understood
that the Deed with respect to the Myco Property shall contain a restriction mutually acceptable to the Purchaser and Myco as to the continued use of the Myco Property as contemplated or required by the Myco Bond Documents;

                           10.2.1.2 A Certificate of Non-Foreign Status;

                           10.2.1.3 A settlement statement showing all of the
payments, adjustments and prorations provided for in Section 10.5 and otherwise agreed upon by Source and Purchaser;

                           10.2.1.4 A customary form of affidavit for the
benefit of the Title Company certifying (i) the absence of claims which would give rise to mechanics' and materialmen's liens, and (ii) that a Seller is the only party in possession of the Property owned by such Seller. Each Seller shall also deliver to the Title Company such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the deed of conveyance; and

                           10.2.1.5 A lease with Purchaser substantially in the
form of Exhibit F.

                  10.2.2 Possession. Each Seller will deliver possession of its Property.

                  10.2.3 Costs. Sellers will pay all costs allocated to Seller pursuant to Section 10.5 of this Agreement.

                  10.2.4 Other Documents. Such other documents as may reasonably be required by the Purchaser in order to consummate the transaction contemplated by this Agreement.

         10.3 Purchaser's Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:

                  10.3.1 Closing Documents. At Closing, Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

                           10.3.1.1 Such evidence as may be reasonably required
by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Purchaser on behalf of Purchaser; and

                           10.3.1.2 A lease between each Seller and Purchaser
substantially in the form of Exhibit F.

                           10.3.1.3 An enforceable Subordination, Nondisturbance
and Attornment Agreement executed by Purchaser and Purchaser's lender.

                  10.3.2 Payment of Consideration. Purchaser will pay to Source the Purchase Price in accordance with Article 3 of this Agreement, as adjusted in accordance with the provisions of this Agreement and deliver to Source the Note.

                  10.3.3 Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 10.5 of this Agreement.

                  10.3.4 Other Documents. Such other documents as may reasonably be required by the Sellers in order to consummate the transaction contemplated by this Agreement.

         10.4 Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with the Escrow Agent. Sellers shall escrow with Purchaser pursuant to the Escrow Agreement, on the Closing Date, 125% of the cost of any necessary and immediate repair needs identified in the Engineering Report so long as such costs do not exceed, in the aggregate, $200,000. Any additional repair costs shall be escrowed only if Sellers have agreed in writing to increase the amount of the escrow deposit for repairs on or before the last day of the Study Period. Upon completion of the repair work (which may be completed in the ordinary course after the Closing Date), any funds remaining in the escrow account will be promptly released to Seller.

         10.5 Costs. To the extent exceeding $25,000.00 (which amount shall be borne and paid by Purchaser), Sellers shall pay for: (i) all State and local recordation, transfer taxes and any sales taxes or fees imposed upon or payable based on the purchase and sale of the Properties, (ii) all costs and fees for title examination, title insurance and other title company charges, (iii) surveys of the Properties, (iv) third-party reports relating to engineering studies, Phase I environmental assessments and appraisals, and (v) closing costs (collectively, "Due Diligence Costs"). Sellers and Purchaser shall split equally all fees of the Escrow Agent ("Escrow Fees"), Purchaser shall pay for all endorsements to any of the title policies (other than zoning endorsements, the cost of which shall be borne by Sellers) and Source, Sellers and Purchaser shall each pay their respective attorney's fees. In the event: (i) Purchaser does not terminate this Agreement pursuant to Section 6.4 hereof, and (ii) Purchaser fails to proceed with the Closing other than due to an event outside the control of Purchaser, then Purchaser shall reimburse to Source the Due Diligence Costs, the Escrow Fees and any other verified out of pocket expenses (including, but not limited to, attorneys' fees and expenses) related to sale of the Properties to Purchaser (the "Purchaser's Costs and Expenses"), but such reimbursement shall not exceed $25,000.00.

         10.6 Prorations and Adjustments. Real estate taxes will not be pro-rated at the Closing since they are the obligation of the various Sellers under each Lease.

11. RISK OF LOSS, DAMAGE, CONDEMNATION.

         11.1 Risk of Loss. Risk of loss for damage to the Properties, or any part thereof, by fire or other casualty from the Effective Date through the Closing Date will be on each Seller with respect to its Property, except as otherwise provided in Article 6, and except for any liabilities caused by Purchaser, its agents, representatives, invitees, employees or contractors.

         11.2 Damage. If, prior to the Closing, all or a material portion of the Properties is damaged by fire or any other cause whatsoever, Source shall promptly give Purchaser written notice of such damage. If the cost for repairing such damage is greater than One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to any of the Properties, or Four Hundred Thousand and No/100 Dollars (400,000.00), in the aggregate, (each as determined by Source's insurer), then the Sellers, Source and Purchaser shall have the option, exercisable by written notice delivered to the other parties within five (5) days after Source's notice of damage to Purchaser, to terminate this Agreement. If the costs for repairing such damage is less than One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to each Property or less than Four Hundred Thousand and No/100 Dollars (400,000.00), in the aggregate, (each as determined by Source's insurer), then the Closing of the sale of the Property shall not be affected, provided that such damage shall be restored by the appropriate Seller as provided in the Lease between

Purchaser and such Seller. If any party elects to terminate this Agreement, the Deposit shall be returned to Purchaser, and thereafter no party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination.

         11.3 Condemnation and Eminent Domain. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any material portion of the Properties, Source shall promptly notify Purchaser thereof, in which event Purchaser shall have the option, to be exercised by notice to Source not later than ten (10) days after receipt of such notice from Source, either to terminate this Agreement and receive the return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement, except for any obligations that expressly survive termination, or to consummate the purchase of the Properties without reduction of the Purchase Price, in which event the right to collect any condemnation award or compensation for such condemnation shall be assigned by Source and Sellers to Purchaser at Closing. Failure to give notice of Purchaser's election within such ten (10) day period shall be deemed an election by Purchaser to proceed to Closing.

12. REMEDIES AND ADDITIONAL COVENANTS.

         12.1 Seller Default. Subsequent to the end of the Study Period, in the event Source or any Seller materially breaches any of its representations or warranties or fails to perform any of its covenants in any material respect, and such breach or failure shall continue for a period of ten (10) business days after notice thereof from Purchaser, then Purchaser at its election shall have the right to one of the following: (i) terminate this Agreement, in which event the Deposit (to the extent delivered to Escrow Agent by Purchaser) shall be returned to Purchaser, and Sellers shall reimburse Purchaser for its verified out-of-pocket expenses or (ii) be entitled to seek specific performance of Source's obligations. In no event whatsoever shall Purchaser be entitled to any damages, rights or remedies against Source or any Seller as a result of any default by Source or a Seller hereunder, other than as specifically set forth in this Section 12.1.

         12.2 Purchaser Default. The parties acknowledge and agree that Sellers should be entitled to compensation for any detriment suffered if Purchaser breaches any of its representations or warranties or fails to perform any of its covenants in any material respect but agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such breach and/or failure. Consequently, subsequent to the Study Period, if Purchaser materially breaches any of its representations or warranties, fails to perform any of its covenants in any material respect, or otherwise defaults in its obligations hereunder, then Source and Sellers shall be entitled to terminate this Agreement by Source giving written notice thereof to Purchaser prior to or at the Closing, in which event the Deposit and the Purchaser's Costs and Expenses, shall be paid to Source as fixed, agreed and liquidated damages, and, after the payment of the Deposit and Purchaser's Costs and Expenses to Source, no parties shall have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination. In no event whatsoever shall Source or any Seller be entitled to any damages, rights or remedies against Purchaser as a result of any default of Purchaser hereunder, other than as specifically set forth in this Section 12.2.

         12.3 Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Source all Property Information provided to Purchaser by Source or any Seller, including copies thereof in any form whatsoever, including electronic form, along with any and all tests and studies of the Properties performed by or on behalf of Purchaser pursuant to this Article 6. The obligations of Purchaser under this Section 12.3 shall survive any termination of this Agreement.

13. BROKERAGE COMMISSION.

         13.1 Brokers. Sellers represent and warrant to Purchaser that Sellers have not contacted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction except for NAI Investment Property Center ("Sellers' Broker") and that no Seller has taken any action which would result in any real estate broker's or finder's fees or commissions being due and payable to any party other than Sellers' Broker with respect to the transaction contemplated hereby. Sellers will be solely responsible for the payment of (i) Sellers' Broker's commission in accordance with the provisions of a separate agreement. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction and that Purchaser has not taken any action which would result in any real estate broker's or finder's fees or commissions being due or payable to any party with respect to the transaction contemplated hereby.

         13.2 Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys' fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 13. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 13.2 shall survive the Closing.

14. NOTICES.

         14.1 Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.

         14.2 Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested,
(ii) by hand delivery, (iii) by Federal Express or a similar nationally recognized overnight courier service, or (iv) by facsimile with both telephonic confirmation and a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         14.3 Addresses. The addresses for proper notice under this Agreement are as follows:

          If to Purchaser:                                   If to Source or any Seller:
          ---------------                                    --------------------------
          Bentley Forbes                                     The Source Information Management Company
          Century Plaza Towers                               Two City Place Drive, Suite 380
          2049 Century Park East, Suite 2150                 St. Louis, MO  63141
          Los Angeles, CA  90067-3123                        Attn:  W. Brian Rodgers
          Attn:  C. Frederick Wehba                          Phone:  (314) 995-9040
          Phone:  (310) 282-8000                             Facsimile:  (314) 995-9022
          Facsimile:  (310) 282-8585

          WITH A COPY TO:                                    WITH A COPY TO:

          Shannon, Gracey et al.                             Armstrong Teasdale LLP
          500 North Akard, Suite 2575                        One Metropolitan Square, Suite 2600
          Dallas, TX 75201                                   St. Louis, MO  63102

          Attn:  Richard S. Wilensky, Esq.                   Attn:  Philip G. Louis, Jr., Esq.
          Phone:  (214) 245-3090                             Phone:  (314) 342-8041
          Facsimile:  (214) 245-3097                         Facsimile:  (314) 621-5065


          If to Escrow Agent:

          Stewart Title of California, Inc.
          Vice President Sales Manager
          Attn:  Claudia Queen
          505 North Brand Blvd., Suite 800
          Glendale, California  91203
          Phone:  (800) 821-8685
          Facsimile:  (818) 546-2835


Either party may from time to time by written notice to the other party designate a different address for notices within the United States of America.

15. ASSIGNMENT.


         Except for an assignment by Purchaser of its rights hereunder to an entity to be formed and directly or indirectly under the control Purchaser, neither party shall have the right to assign this Agreement without the prior written consent of the other, which consent may be granted or withheld in the sole and absolute discretion of the party whose consent has been requested.

16. MISCELLANEOUS.

         16.1 Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supercedes all prior agreements and undertakings.

         16.2 Modifications. This Agreement may not be modified except by the written agreement of the parties.

         16.3 Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

         16.4 Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.

         16.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         16.6 Controlling Law. This Agreement will be construed under, governed by and enforced in accordance with the laws of the State of Missouri.

         16.7 Exhibits. All exhibits, attachments, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

         16.8 No Rule of Construction. Source, Sellers and Purchaser have each been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by Source, Sellers and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.

         16.9 Severability. In the event any one or more of the provisions contained in this Agreement (except the provisions relating to Sellers' obligations to convey its Property and Purchaser's obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein, provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid and (ii) consistent with the intent of the original provision.

         16.10 Time of Essence. Time is important to Sellers and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.

         16.11 Business Days. "BUSINESS DAY" means any day on which business is generally transacted by banks in the State of Missouri. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.

         16.12 Attorneys' Fees and Costs. In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and attorneys' fees incurred in connection with such action.

         16.13 Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party and a draft of this Agreement that is signed by one party shall become null and void if not accepted by the other party on or before 5:00 P.M. on the fifth (5th) Business Day after delivery to such party.

17. Confidentiality.

         17.1 Except as provided otherwise in this Section 17.1, Purchaser and Source and Sellers, for the benefit of each other, hereby agree that neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto (Source, in the case of Sellers), which shall not be unreasonably withheld. Purchaser, being aware that Source's securities are traded on NASDAQ, acknowledges that Source may be compelled by legal requirements to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof. Source agrees to send a copy of such press release directly to Purchaser at least 24 hours prior to the time when Source issues such press release to the public; and Purchaser consents to the dissemination of such press release and to all such additional statements and disclosures Source may reasonably make in responding to inquiries arising as a result of any such press release. Purchaser likewise consents to any disclosure of this Agreement which Source reasonably believes is required by law or which is recommended in good faith by securities counsel to Source.

         17.2 It is understood that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with such party's attorneys, accountants, professional consultants, financial advisors, rating agencies, or potential lenders, as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

         17.3 Purchaser shall indemnify and hold Source and Sellers and their affiliates harmless, and Source and Sellers shall indemnify and hold Purchaser and the affiliates of Purchaser harmless, from and against any and all actual direct claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Purchaser, Source or a Seller, as the case may be, of the provisions of this
Article 17; but this Section 17.3 will not entitle Purchaser, Source, Sellers, Purchaser's affiliates or Sellers' affiliates, or any other person or entity, to recover consequential damages.

         17.4 Notwithstanding any other provision of this Agreement, the provisions of this Article 17 shall survive the termination of this Agreement for one (1) year following the Effective Date and shall survive Closing for one
(1) year following the Closing.

         17.5 For purposes hereof, the term "Myco Bond Documents" shall mean the Loan Agreement, the Indenture of Trust dated as of January 1, 1995 between the City of Rockford, Illinois and Amalgamated Bank of Chicago, as trustee, and such other documents executed in connection therewith or relating thereto.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

                                SOURCE:

                                The Source Information Management Company


                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:    S. Leslie Flegel
                                     ---------------------------------------
                                Title:   Chairman
                                      --------------------------------------



                                SELLERS:

                                Source-Myco, Inc.

                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:    S. Leslie Flegel
                                     ---------------------------------------
                                Title:   Chairman
                                      --------------------------------------


                                Source-Yeager Industries, Inc.

                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:    S. Leslie Flegel
                                     ---------------------------------------
                                Title:   Chairman
                                      --------------------------------------


                                Source-Huck Store Fixture Company

                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:    S. Leslie Flegel
                                     ---------------------------------------
                                Title:   Chairman
                                      --------------------------------------



                                PURCHASER:

                                BFG Holdings 2001, L.L.C.

                                By:      /s/ C. Frederick Wehba, II
                                   -----------------------------------------
                                Name:    C. Frederick Wehba, II
                                     ---------------------------------------
                                Title:   Manager
                                      --------------------------------------


                                ESCROW AGENT:

                                Stewart Title of California


                                By:      /s/ Victoria Ehrlich
                                   -----------------------------------------
                                Name:    Victoria Ehrlich
                                     ---------------------------------------
                                Title:   Escrow Officer
                                      --------------------------------------

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


         This First Amendment to Purchase and Sale Agreement (the "Amendment") is made and entered into the 21st day of September, 2001, by and between BGF Holdings 2001, LLC ("BFG") and Source-Myco, Inc., Source-Yeager Industries, Inc. and Source-Huck Store Fixture Company and The Source Information Management Company (collectively. "Source").

                                    RECITALS:


         A. BFG and Source entered into a Purchase and Sale Agreement, dated August 8, 2001 (the "Agreement") with respect to four (4) parcels of real property more particularly described therein.

         B. At the Closing of the sale of the Properties, BFG, or its affiliate, and each Source entity, with respect to the Property sold to BFG by such Source entity, shall enter into a Lease Agreement ('Lease") substantially in the form of Exhibit F to the Agreement

         C. BFG and Source have agreed to amend the Leases on the terms and conditions hereinafter set forth. All capitalized terms not otherwise defined herein have (the meanings assigned to such terms in the Agreement

         Now, Therefore for good and valuable consideration the sufficiency of which is hereby expressed, the parties agree as follows

                  1. Basic Rent Change. The aggregate annualized Basic Rent under the Leases is increased from $2,685,000 per year, which amounts are subject to escalation as provided in the Leases (the "Original Annual Rent") to $2,850,000 per year, which amounts are subject to escalation as provided in the Leases (the "Increased Annual Rent"). The Basic Rent shall continue to be allocated among the Leases as set forth on Exhibit D to the Agreement.

                  2. Post-Closing Covenants. (a) From and after the Closing Date, BFG will use its commercially reasonable best efforts to received, actively pursue and consummate binding commitments for one or more refinancing loans (individually, a "Refinancing Loan" and collectively, "Refinancing Loans") with respect to the Properties to replace either or both of the financings existing on the Closing Date (collectively, the 'Original Loans") or a Refinancing Loan or Refinancing Loans then in effect. The acknowledged objective of one or more Refinancing Loans is for Source to pay no more Basic Rent over the terms of the Leases than Source would have paid had the Basic Rent under the Leases at all times equaled the Original Annual Rent (subject to escalation as originally and currently contemplated in the Leases). (b) In addition, but without limiting, and not in lieu of, the efforts of BFG required by Section 2(a) above. Source may present to BFG sources for BFG to pursue to secure one or more commitments for Refinancing Loans (or present to BFG the terms and conditions of one or more proposed Refinancing Loans) which achieve the objective of Section 2(a). BFG shall pursue, accept and consummate any and all such opportunities presented by Source. (c) Notwithstanding the provisions of Sections 2(a) and 2(b) above, BFG will not be required to consummate any Refinancing Loan that will impose any material adverse restrictions or requirements that are not included in the Original Loan which is being refinanced or, in the event that both Original Loans (or all Refinancing Loans, as the case may be) are being refinanced, that will impose any material adverse restrictions or requirements that are not included in the Original Loans collectively. "Material adverse restrictions or requirements," as used herein, shall, include, but not be limited to provisions that would include a material increase in the amount of recourse liabilities to BFG or required a material amount of additional collateral or which would result in BFG paying or being responsible for closing expenses unless they are financed as part of the Refinancing Loan or Refinancing Loans. (d) Each time a Refinancing Loan is consummated, the decrease in monthly debt service payments to be made by BFG or its affiliates with respect to all of the Properties immediately prior to the consummation of such Refinancing Loan will reduce, on a dollar-for-dollar basis, the aggregate monthly Basic Rent then in effect under the Leases; provided, however, at such time as the aggregate reductions in Basic Rent payments results in the Source having recovered an amount equal to all rental payments made in excess of the Original Annual Rent times the number of years (or fraction thereof) then only seventy-five percent (75%) of the Excess Debt Service Savings will be applied to further reduce the aggregate annualized Basic Rent then in effect under the Leases. Notwithstanding anything contained to the contrary in the previous sentence, if a Refinancing Loan resulting in Excess Debt Service Saving is caused solely by the efforts of BFG, then only fifty percent (50% of the Excess Debt Service Savings will be applied to further reduce the aggregate annualized Basic Rent then in effect under the Leases.


                  3. Revisions to Ancillary Documents. On or before the Closing Date, the Leases (and any exhibits thereto) shall be revised in accordance with this Amendment consistent with the terms hereof.


                  4. Delivery of Documents. Upon any request by the Source made on or after the Closing Date, BFG shall provide to Source any and all documents relating to the Original Loan or any Refinancing Loan.


                  5. Exhibit A-3. Exhibit A-3 to the Agreement, titled "Quincy Land" shall be deleted in its entirety and replaced with the attached Exhibit A-3.

                  6. Arbitration Provisions for Amendment. (a) Any controversy or claim arising under this Amendment shall be submitted to arbitration. The arbitration shall be conducted in accordance with the current model procedural rules of the American Arbitration Association ("AAA") in effect when the arbitration begins, to the extent not inconsistent with this Amendment, but not under the auspices of the AAA. The arbitration shall be conducted by a panel consisting of at least three arbitrators with one arbitrator selected by each of BFG and Source and a chief arbitrator selected by the two arbitrators selected by BFG and Source. In the event the arbitrators selected by BFG and Source cannot agree on a chief arbitrator, the chief arbitrator shall be selected in accordance with the aforesaid AAA procedures. The meetings with the arbitrators shall be held in St. Louis, Missouri. The decision of the arbitrators shall be final and binding as to any matters submitted to then under this Amendment, and judgment thereon may be entered in any jurisdiction. BFG and Source shall each pay their own costs and expenses (including arbitration fees and costs of the arbitrator selected by the party and attorneys' fees) incurred by them in connection with arbitration proceedings and the fees of the chief arbitrator shall be paid in equal amounts by BFG and Source. Without limiting the generality of this Section 5, to the extent permitted by applicable law, the parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

                                 BFG:

                                 BFG Holdings 2001, L.L.C.
                                 By:  /s/ C. Frederick Wehba, II
                                    ----------------------------------------
                                 Name:  C. Frederick Wehba, II
                                      --------------------------------------
                                 Title: Manager
                                       -------------------------------------


                                 SOURCE:

                                 Source-Myco, Inc.


                                 By:  /s/ W. Brian Rodgers
                                    ----------------------------------------
                                 Name:  W. Brian Rodgers
                                      --------------------------------------
                                 Title: Secretary
                                       -------------------------------------


                                 Source-Yeager Industries, Inc.


                                 By:  /s/ W. Brian Rodgers
                                    ----------------------------------------
                                 Name:  W. Brian Rodgers
                                      --------------------------------------
                                 Title: Secretary
                                       -------------------------------------


                                 Source-Huck Store Fixture Company


                                 By:  /s/ W. Brian Rodgers
                                    ----------------------------------------
                                 Name:  W. Brian Rodgers
                                      --------------------------------------
                                 Title: Secretary
                                       -------------------------------------


                                 The Source Information Management Company


                                 By:  /s/ Norman Raben
                                    ----------------------------------------
                                 Name: Norman Raben
                                      --------------------------------------
                                 Title:  Sr. Vice President
                                       -------------------------------------

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


         This Second Amendment to Purchase and Sale Agreement (the "Agreement") is made and entered into the 21st day of September, 2001, by and between BFG Holdings 2001, LLC ("BFG") and Source-Myco, Inc., Source- Yeager Industries, Inc., Source-Huck Store Fixture Company and Source Information Management Company (collectively, "Source").


                                    RECITALS:


         A. BFG and Source entered into a Purchase and Sale Agreement, dated August 8, 2001 (the "Agreement") with respect to four (4) parcels of real property more particularly described therein.


         B. BFG and Source have agreed to amend the Agreement pursuant to the First Amendment, dated September ___, 2001.


         C. BFG and Source have agreed to further amend the Agreements on the terms and conditions hereinafter set forth. All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Agreement.


         Now, Therefore for good and valuable consideration the sufficiency of which is hereby expressed, the parties agree as follows:


                  1. Study Period. Section 6.1 of the Agreement is amended by providing that the Study Period will expire on October 8, 2001.


                  2. Ratification. Except as otherwise provided herein, the Agreement is ratified and affirmed and is not amended.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                  BFG:

                                  BFG Holdings 2001, L.L.C.

                                  By:  /s/ C. Frederick Wehba, II
                                     ---------------------------------------
                                  Name:  C. Frederick Wehba, II
                                       -------------------------------------
                                  Title: Manager
                                        ------------------------------------


                                  SOURCE:

                                  Source-Myco, Inc.


                                  By:  /s/ W. Brian Rodgers
                                     ---------------------------------------
                                  Name:  W. Brian Rodgers
                                       -------------------------------------
                                  Title: Secretary
                                        ------------------------------------

                                  Source-Yeager Industries, Inc.


                                  By:  /s/ W. Brian Rodgers
                                     ---------------------------------------
                                  Name:  W. Brian Rodgers
                                       -------------------------------------
                                  Title: Secretary
                                        ------------------------------------


                                  Source-Huck Store Fixture Company


                                  By:  /s/ W. Brian Rodgers
                                     ---------------------------------------
                                  Name:  W. Brian Rodgers
                                       -------------------------------------
                                  Title: Secretary
                                        ------------------------------------


                                  The Source Information Management Company


                                  By:  /s/ Norman Raben
                                     ---------------------------------------
                                  Name: Norman Raben
                                       -------------------------------------
                                  Title:  Senior Vice President
                                        ------------------------------------

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT


         This Third Amendment to Purchase and Sale Agreement (this "Amendment") is made and entered into the 8th day of October, 2001, by and between BFG Holdings 2000, LLC ("BFG") and Source-Myco, Inc., Source-Yeager Industries, Inc., Source-Huck Store Fixture Company and Source Information Management Company (collectively, "Source").


                                    RECITALS:


         A. BFG Holdings 2001, LLC and Source entered into a Purchase and Sale Agreement, dated August 8, 2001 (the "Agreement") with respect to four (4) parcels of real property more particularly described therein.


         B. BFG and Source have amended the Agreement pursuant to the First and Second Amendments, each dated September 21, 2001 (the "Prior Amendments").


         C. The Agreement and the Prior Amendments inadvertently referenced BFG Holdings 2001, LLC as a party rather than BFG.


         D. BFG and Source have agreed to further amend the Agreement on the terms and conditions hereinafter set forth. All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Agreement


         Now, Therefore for good and valuable consideration the sufficiency of which is hereby expressed, the parties agree as follows:


                  1. Affirmation and Adoption. BFG Holdings 2000, LLC hereby adopts, ratifies, accepts and assumes the Agreement and the Prior Amendments as the Purchaser thereunder as if it had been a party to the Agreement and Prior Amendments as the Purchaser thereunder from and after August 8, 2001, including, without limitation, any and all rights, interests, obligations, agreements, covenants, representations, warranties of the Purchaser in, under and to the Agreement and Prior Amendments. Source hereby accepts, acknowledges and agrees to such adoption, ratification, acceptance and. assumption. Except to the extent otherwise provide below, each reference in the Agreement, Prior Amendments and each Exhibit to any of the foregoing is changed from "BFG Holdings 2001, LLC to "BFG Holdings 2000, LLC". BFG Holdings 2000, LLC hereby acknowledges that is familiar with all the terms and conditions of the Agreement and prior Amendments and has been conducting itself as Purchaser under the Agreement and Prior Amendments since August 8, 2001. All references to BFG in the Agreement and Prior Amendments are changed to "BFG Holdings 2000, LLC".


                  2. Study Period. Section 6.1 of the Agreement is amended by providing that the Study Period will expire on October 29, 2001.

                  3. Ratification. Except as otherwise provided herein, the Agreement and all Prior Amendments are ratified and affirmed and are not amended.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                BFG:

                                BFG Holdings 2000, L.L.C.

                                By:  /s/ Chad W. Wehba
                                   -----------------------------------------
                                Name: Chad W. Wehba
                                     ---------------------------------------
                                Title: Manager
                                      --------------------------------------


                                SOURCE:

                                Source-Myco, Inc.


                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------


                                Source-Yeager Industries, Inc.

                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------


                                Source-Huck Store Fixture Company


                                By:  /s/ S. Leslie Flegel
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                The Source Information Management Company

                                By:  /s/ Norman Raben
                                   -----------------------------------------
                                Name: Norman Raben
                                     ---------------------------------------
                                Title:  Sr. Vice President
                                      --------------------------------------

                 FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Fourth Amendment") is made and entered into the 29th day of October, 2001, by and between BFG Holdings 2000, LLC ("BFG") end Source-Myco, Inc., Source-Yeager Industries, Inc. and Source-Huck Store Fixture Company and The Source Information Management Company (collectively, the "Source").


                                    RECITALS:


         A. (1) A Purchase and Sale Agreement dated August 8, 2001 (the "P&S Agreement"), (2) an Additional Agreement dated August 8, 2001 (the "Additional Agreement"), (3) a First Amendment to Purchase and Sale Agreement dated September 21, 2001 (the "First Amendment), (4) a Second Amendment to Purchase and Sale Agreement dated September 21, 2001 (the "Second Amendment") and (5) a Third Amendment to Purchase and Sale Agreement dated October 8, 2001 (the "Third Amendment") (collectively, the P&S Agreement, the Additional Agreement, the First Amendment, the Second Amendment and the Third Amendment are reference to herein as the "Original Agreement") were executed by Source and in the name of BFG Holdings 2001, LLC with respect to four (4) parcels of real property more particularly described in the Original Agreement.


         B. BFG Holdings 2000, LLC and Source desire to amend the Original Agreement and the documents and exhibits relating thereto on the terms and conditions set forth herein. All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Original Agreement.


         NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby expressed, the parties agree as follows;


         1. Separate Closings. Section 2.2 of the P&S Agreement is hereby deleted in its entirety and, subject to the provisions of Section 11 of this Fourth Amendment, replaced with the following;


                  2.2


                           2.2.1 the Closing with respect to the Carson City Land and the Carson City Improvements (the "Nevada Properties") shall occur no later than October 31, 2001 (the Initial Closing") and the Closing with respect to the remaining Properties shall occur as provided in Section 10.1 hereof (if applicable, the "Subsequent Closing"). In the event of such separate closings, the Purchase Price for the Nevada Properties payable at the Initial Closing shall be the amount as set forth on Exhibit A, attached hereto, relating to the Nevada Properties and the remainder of the Purchase Price shall be delivered at the Subsequent Closing;


                           2.2.2 All conditions and covenants with respect to the Nevada Properties and the remaining Properties shall be treated independently for purposes of such separate closings;


                           2.2.3 The Study Period with respect to the Nevada Properties shall terminate at the Initial Closing;


                           2.2.4 20.73% of the Deposit shall be credited to the Cash Payment of the Purchase Price due at the Initial Closing, with the remainder to be credited to the Cash Payment of the Purchase Price due at the Subsequent Closing;

                           2.2.5 For the purposes of Section 10.4, $28,256 shall be credited to Purchaser at the Initial Closing pursuant to the Letter Agreement, attached as Exhibit E.


                           2.2.6 Section 10.5 contemplates, inter alia, that Sellers shall receive a. reimbursement not exceeding $25,000 as reimbursement for Due Diligence Costs incurred by Sellers. To the extent that the Seller at the Initial Closing has incurred Due Diligence Cost in such maximum amount, then the full $25,000 shall be reimbursed to Seller at the Initial Closings. In such event and in the event of a Subsequent Closing, the Sellers at the Subsequent Closing shall not be entitled to any such reimbursement for Due Diligence Costs. In the event that the Seller at the Initial Closing has not incurred Due Diligence Costs equaling $25,000, only the amounts incurred such Seller shall be reimbursed at the Initial Closing and in the event of a Subsequent Closing the remainder of the $25,000 shall be reimbursed to the remaining Sellers at the Subsequent Closing; and


                           2.2.7 That portion of the $1,000,000 Advisory Fee allocated to the Carson City, Nevada Properties, in the amount of $207,303.68, shall be paid to Purchaser at the Initial Closing, with the remainder of such Advisory Fee in the event of a Subsequent Closing to be paid to Purchaser at the Subsequent Closing.


         2. Purchase Price. Section 3.1 of the P&S Agreement is hereby deleted in its entirety and, subject to the provisions of Section 11 of this Fourth Amendment, replaced with the following:


                  3.1 Payment. The aggregate purchase price (the "PURCHASE PRICE") for the Properties will be the sum of Twenty-Six Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four and No/100 Dollars ($26,333,334.00). The Purchase Price shall be allocated among the Properties as set forth on Exhibit B. The Purchase Price will be payable by; (A) wire transfer of immediately available funds at the Closing in the amount of Eighteen Million Two Hundred Ten Thousand and No/100 Dollars ($18,210,000.00) (the "Cash Payment of the Purchase Price") in accordance with the wiring instructions provided by Source to Purchaser on or before the Closing, and (B) delivery by Purchaser of five (5) Promissory Notes in an aggregate amount equal to Eight Million One Hundred Twenty Three Thousand Three Hundred Thirty Four and No/100 Dollars ($8,123,334.00) and in the form shown on Exhibit C attached hereto (the "Note").


         3. Study Period. Subject to Section 2.2, Section 6.1 of the Original Agreement is amended by providing that the Study Period will expire on December 14, 2001.


         4. Closing. Section 10.1 of the P&S Agreement is hereby deleted in its entirety and replaced with the following:


                  10.1 Closing Date. The Initial Closing and the Subsequent Closing (if any), as the case may be (each a "Closing"), will take place at such location as is mutually agreeable to the Source and Purchaser. The Initial Closing shall take place no later than October 31, 2001 and, in the event of a Subsequent Closing, the Subsequent Closing shall occur no later than December 14, 2001 (each a "Closing Date"), unless Source and Purchaser mutually agree to an earlier or later date.


         5. Collateral Pledge Assignment and Security Agreement and Promissory Notes.


         (a) The Collateral Pledge, Assignment and Security Agreement (the "Pledge Agreement"), Exhibit B to the Additional Agreement, is hereby replaced in its entirety with Exhibit B attached hereto and Promissory Note, Exhibit C to the P&S Agreement, is hereby replaced in its entirety with Exhibit C attached hereto. In the event of a Subsequent Closing, each of the foregoing agreements shall be delivered, substantially in the form attached, to the Source at the Subsequent Closing; and


         (b) At the Initial Closing, BFG shall deliver to Source, a Pledge Agreement and a Promissory Note substantially in the forms attached hereto as Exhibit B and Exhibit C respectively ("Initial Pledge and Note"), with such modifications which are consistent with the fact that only the Nevada Properties shall be sold and leased at the Initial Closing. In the event of a Subsequent Closing, at the Subsequent Closing, the Initial Pledge and Note shall be replaced with the Pledge Agreement and the Promissory Note required to be delivered pursuant to
                  Section 5(a).


         6. Financing. Purchaser and Source acknowledge and agree that because of and based on the financing commitments expected to be received by Purchaser from its Lenders relating to the purchase of the Properties from Source pursuant to the Original Agreement and Purchaser's organizational structure relating thereto, at the Initial Closing, the following entities affiliated with Purchaser will take title to the following Properties from Source and execute the leases (Exhibit F to the P&S Agreement) as Landlord thereunder with each appropriate Seller as follows:


         Name of Purchaser Affiliate                    Property

         SINV, LLC                                      As to Parcels 2 and 3 of Exhibit A-4 to the P&S
                                                        Agreement

         SINV II, LLC                                   As to Parcel 1 of Exhibit A-4 to the P&S Agreement


BFG may partially assign the Agreement to each of the entities listed above with respect to the corresponding Property. In such event; it is agreed and acknowledged that BFG, in addition to any assignee, is and shall remain fully liable as Purchaser under the Agreement.


         7. Basic Rent Change. In the event of an Initial Closing and a Subsequent Closing, the aggregate annualized Basic Rent under the Leases is reduced from $2,850,000 per year, which amounts are subject to escalation as provided in the Leases, to $2,685,000 per year, which amounts are subject to escalation as provided in the Leases. The Basic Rent shall be allocated among the Leases in accordance with the amounts set forth on Exhibit A attached hereto. Exhibit A, attached hereto, shall replace in its entirety the Exhibit B currently attached to the Agreement.


         8. Post-Closing Covenants. (a) From and after each Closing, BFG will use (including, without limitation, causing the subject Landlord to use) its commercially reasonable best efforts to receive, actively pursue and consummate binding commitments for one or more refinancing loans (individually, a "Refinancing Loan" and collectively, "Refinancing Loans") with respect to each of the Properties to replace either or both of the financings existing on the Initial Closing Date or the financings existing on the Subsequent Closing Date (individually, an "Original Loan" or collectively, the "Original Loans") or a Refinancing Loan or Refinancing Loans then in effect. The acknowledged objective of one or more Refinancing Loans is for amount of the applicable Basic Rent paid to the Escrow Agent each month pursuant to each respective Escrow Agreement is at all times no less than the sum of (x) the amount of the monthly payment required to be made by the respective Landlord under the Original Loan (or the Refinancing Loan then in effect) plus (y) the amount to be paid to Source pursuant to the subject Escrow Agreement on the applicable Note. (b) Notwithstanding the provisions of Section 8(a) above,

BFG will not be required to consummate any Refinancing Loan that will impose any material adverse restrictions or requirements that are not included in the Original Loan which is being refinanced or, in the event that both Original Loans (or all Refinancing Loans, as the case may be) are being refinanced, that will impose any material adverse restrictions or requirements that are not included an the Original Loans collectively. "Material adverse restrictions or requirements," as used herein, shall, include, but not be limited to provisions that would include a material increase an the amount of recourse liabilities to BFG or require a material amount of additional collateral or which would result in BFG paying or being responsible for closing expenses unless they are financed as part of the Refinancing Loan or Refinancing Loans.


         9. Arbitration Provisions for Amendment. (a) Any controversy or claim arising under Section 8 of this Amendment shall be submitted to arbitration. The arbitration shall be conducted in accordance with the current model procedural rules of the American Arbitration Association ("AAA") in effect when the arbitration begins, to the extent not inconsistent with Section 8 of this Amendment, but not under the auspices of the AAA. The arbitration shall be conducted by a panel consisting of at least three arbitrators with one arbitrator selected by each of BFG and Source and a chief arbitrator selected by the two arbitrators selected by BFG and Source. In the event the arbitrators selected by BFG and Source cannot agree on a chief arbitrator, the arbitrator shall be selected in accordance with the aforesaid AAA procedures. The meetings with the arbitrators shall be held in St. Louis, Missouri. The decision of the arbitrators shall be final and binding as to any matters submitted to them under
Section 8 of this Amendment, and judgment thereon may be entered in any jurisdiction. BFG and Source, shall each pay their own costs and expenses (including arbitration fees and costs of the arbitrator selected by the party and attorneys' fees) incurred by them in connection with arbitration proceedings and the fees of the chief arbitrator shall be paid in equal amounts by BFG and Source. Without limiting the generality of this Section 9, to the extent permitted by applicable law, the parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to
Section 8 of this Amendment.


         10. Financing Representations. As of the date hereof; BFG, BFG Holdings 2000, LLC and each Purchaser represent and warrant to Source and each Tenant as follows, with respect to each of the Original Loans relating to the Property to be acquired by SINV, LLC and SINV II, LLC:


         (a)      the term of each such Original Loan is twenty (20) years;


         (b) the annual interest rare in effect on the date each such Original Loan is initially funded is 8 1/4% and such rate is fixed at 8 1/4% for a period of sixty (60) months from such date of initial finding;


         (c) such Original Loan is a variable rate loan with a minimum annual rate of interest of 7 1/2% and with a maximum annual rate of interest of 13 1/2%; and


         (d) on any date on which the annual rate of interest may be adjusted, such adjusted annual rate of interest on such date may not exceed an annual rate of interest equal to3 1/2% above LIBOR.


         11.      Additional Condition to Subsequent Closing.


         Various issues and matters with respect to the Subsequent Closing remain unresolved by the parties (the "Open Matters") which Open Matters are not reflected in the Original Agreement or this Fourth Amendment and which Open Matters will remain unresolved as of the Initial Closing. Notwithstanding any of the terms and conditions of the Original Agreement or any other terms or conditions of this Fourth Amendment, an express condition to Source and each relevant Seller's obligation to consummate the Subsequent Closing is the execution and delivery by the parties of an amendment (the "Contemplated Amendment") to the Original Agreement and this Fourth Amendment on or before November 7, 2001. In the event the Contemplated Amendment is not executed and delivered by the parties on or before November 7, 200l, for any reason, the Original Agreement and this Fourth Amendment shall automatically terminate, BFG shall receive a refund of the amount of the Deposit remaining and the parties shall have no further rights or obligations under the Original Agreement or this Fourth Amendment except for any rights or obligations relating solely to the subject matter of the Initial Closing and which rights and obligations expressly survive termination and the consummation of the Initial Closing. In the event of any inconsistency between the terms or conditions of this Section 11 and any terms or conditions of the Original Agreement or any of the other terms or conditions of this Fourth Amendment, the terms and conditions of this Section 11 shall control.


         12. Conforming Amendments. To the extent not provided for herein, the parties agree that the Original Agreement and all other documents required or contemplated thereby are automatically modified hereby so as to conform the same as required or contemplated hereby and to take or refrain from any action so as to reflect the foregoing. To the extent of any inconsistency between the terms hereof and the terms of the Original Agreement, the terms hereof shall control.


         13. No Further Amendment. Except to the extent and as specifically amended by the terms of this Fourth Amendment, the Original Agreement remains in full force and effect and is not amended hereby.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                   PURCHASER:

                                   BFG Holdings 2000, L.L.C.

                                   By:  /s/ C. Frederick Wehba, II
                                      --------------------------------------
                                   Name:    C. Frederick Wehba, II
                                        ------------------------------------
                                   Title:   Manager
                                         -----------------------------------


                                   SOURCE:

                                   Source-Myco, Inc.


                                   By:  /s/ S. Leslie Flegel
                                      --------------------------------------
                                   Name:    S. Leslie Flegel
                                        ------------------------------------
                                   Title:   Chairman and CEO
                                         -----------------------------------


                                   Source-Yeager Industries, Inc.


                                   By:  /s/ S. Leslie Flegel
                                      --------------------------------------
                                   Name:    S. Leslie Flegel
                                        ------------------------------------
                                   Title:   Chairman and CEO
                                         -----------------------------------


                                   Source-Huck Store Fixture Company


                                   By:  /s/ S. Leslie Flegel
                                      --------------------------------------
                                   Name:    S. Leslie Flegel
                                      --------------------------------------
                                   Title:   Chairman and CEO
                                      --------------------------------------


                                   The Source Information Management Company


                                   By:  /s/ S. Leslie Flegel
                                      --------------------------------------
                                   Name:    S. Leslie Flegel
                                        ------------------------------------
                                   Title:   Chairman and CEO
                                         -----------------------------------